Exhibit 99.1

REALOGY ENTERS INTO AGREEMENTS TO AMEND AND EXTEND

APPLE RIDGE SECURITIZATION FACILITY

PARSIPPANY, N.J., (December 14, 2011) — Realogy Corporation (the “Company”) announced today that it and its subsidiaries have entered into agreements to amend and extend the existing Apple Ridge Funding LLC securitization program utilized by the Company’s relocation services operating unit, Cartus Corporation. Under the terms of the agreements, the program will be extended until December 11, 2013. The extension of the program involves (i) the issuance of a new series of secured variable funding notes issued by the Company’s wholly owned subsidiary, Apple Ridge Funding LLC (the “Notes”) to various commercial paper conduits and one financial institution and (ii) the redemption of notes issued in 2007. The Notes will bear interest based on variable commercial paper rates plus a spread or at the one-month LIBOR rate plus a spread, and have a maximum borrowing capacity of $400 million, based on the amount of the eligible assets being financed at any given point in time. The borrowing costs (inclusive of interest and lender fees) under the amended facility are expected to be approximately 100 basis points higher than under the existing facility. The closing of the transaction is expected to occur on December 16, 2011, subject to customary closing conditions.

The Notes will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Realogy

Realogy Corporation, a global provider of real estate and relocation services, has a diversified business model that includes real estate franchising, brokerage, relocation and title services. Realogy’s world-renowned brands and business units include Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, The Corcoran Group®, ERA®, Sotheby’s International Realty®, NRT LLC, Cartus and Title Resource Group. Collectively, Realogy’s franchise system members operate approximately 14,300 offices with 253,000 sales associates doing business in 100 countries and territories around the world. Headquartered in Parsippany, N.J., Realogy is owned by affiliates of Apollo Management, L.P., a subsidiary of Apollo Global Management, LLC, a leading global alternative asset manager.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates” and “plans” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s substantial amount of outstanding debt; constraints on the Company’s liquidity; variable rate indebtedness which subjects the Company to interest rate risk; the Company’s ability to comply with the affirmative and negative covenants contained in its debt agreements; adverse developments or the absence of improvement in the residential real estate markets, including, but not limited to, the lack of sustained improvement in the number of homesales and/or further declines in home prices, low levels of consumer confidence, the impact of future recessions, slow economic growth and related high levels of unemployment in the U.S. and abroad, continuing high levels of foreclosures, and reduced availability of mortgage financing or financing availability at rates not sufficiently attractive to homebuyers; seasonal fluctuations in the residential real estate brokerage business; the final resolution or outcomes with respect to Cendant’s contingent liabilities; adverse developments or the absence of sustained improvement in general business, economic and political conditions, including, but not limited to, changes in short-term or long-term interest rates, or any outbreak or escalation of hostilities on a national, regional or international basis; government regulation as well as legislative, tax or regulatory changes that would adversely impact the residential real estate market, including but not limited to potential reform of the financing of the U.S. housing and mortgage markets and the Internal Revenue Code; the Company’s failure to enter into or renew franchise agreements, maintain its brands or the inability of franchisees to survive the current real estate cycle; the Company’s inability to realize benefits from future acquisitions; the Company’s inability to sustain improvements in its operating efficiency; and its inability to access the capital and/or securitization markets.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in our Prospectus dated June 16, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and in the Company’s other periodic reports filed from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Relations Contact:

Alicia Swift

(973) 407-4669

alicia.swift@realogy.com

Media Contact:

Mark Panus

(973) 407-7215

mark.panus@realogy.com

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